Exhibit 99.2
EURONET WORLDWIDE, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Balance Sheet (unaudited)
As of December 31, 2006
(In thousands of U.S. dollars)

	Historical
	Euronet	Historical	Pro Forma			Pro Forma
	Worldwide	Ria Envia	Adjustments			Euronet
	(A)	(B)	(C)			Worldwide
ASSETS
Current assets:
Cash and cash equivalents	$321,058	$51,367	$(176,468)	(D)	(E)	$195,957
Restricted cash	80,703	—	—			80,703
Inventory — PINs and other	49,511	—	—			49,511
Trade accounts receivable, net	212,631	27,218	—			239,849
Deferred income taxes, net	9,356	—	—			9,356
Prepaid expenses and other current assets	15,212	4,327	—			19,539

Total current assets	688,471	82,912	(176,468)			594,915
Property and equipment, net	55,174	10,372	—			65,546
Goodwill	278,743	—	383,241	(D)		661,984
Acquired intangible assets, net	47,539	—	111,850	(D)		159,389
Deferred income taxes	19,004	—	—			19,004
Other assets, net	19,208	1,473	3,463	(E)		24,144

Total assets	$1,108,139	$94,757	$322,086			$1,524,982

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$269,212	$30,218	$—			$299,430
Accrued expenses and other current liabilities	99,039	10,097	—			109,136
Current installments on capital lease obligations	6,592	272	—			6,864
Short-term debt obligations and current maturities of long-term debt obligations	4,378	24,000	—			28,378
Income taxes payable	9,463	—	—			9,463
Deferred income taxes, net	4,108	—	2,148	(D)		6,256
Deferred revenue	11,318	—	—			11,318

Total current liabilities	404,110	64,587	2,148			470,845

Debt obligations, net of current portion	349,073	5,500	190,000	(E)		544,573
Capital lease obligations, excluding current installments	13,409	338	—			13,747
Deferred income taxes	43,071	—	13,294	(D)		56,365
Other long-term liabilities	1,811	—	—			1,811
Minority interest	8,350	—	—			8,350

Total liabilities	819,824	70,425	205,442			1,095,691

Stockholders’ equity:
Common stock and additional paid in capital	338,965	10,489	130,487	(D)	(F)	479,941
Retained earnings (accumulated deficit)	(58,480)	14,664	(14,664)	(F)		(58,480)
Other stockholders’ (deficit)/equity	7,830	(821)	821	(F)		7,830

Total stockholders’ equity	288,315	24,332	116,644			429,291

Total liabilities and stockholders’ equity	$1,108,139	$94,757	$322,086			$1,524,982

See accompanying notes to the pro forma unaudited condensed consolidated financial statements.

EURONET WORLDWIDE, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statement of Income (unaudited)
Twelve Months Ended December 31, 2006
(In thousands of U.S. dollars, except share and per share data)

	Historical
	Euronet	Historical	Pro Forma		Pro Forma
	Worldwide	Ria Envia	Adjustments		Euronet
	(A)	(B)	(G)		Worldwide
Revenues:
EFT Processing Segment	$158,320	$—	$—		$158,320
Prepaid Processing Segment	467,651	—	—		467,651
Money Transfer Segment	3,210	178,953	—		182,163

Total revenues	629,181	178,953	—		808,134

Operating expenses:
Direct operating costs	435,476	84,970	—		520,446
Salaries and benefits	74,256	39,898	725	(H)	114,879
Selling, general and administrative	38,101	29,217	(531)	(H)	66,787
Depreciation and amortization	29,050	2,700	13,332	(I)	45,082

Total operating expenses	576,883	156,785	13,526		747,194

Operating income	52,298	22,168	(13,526)		60,940

Other income (expense):
Interest income	13,750	—	(9,353)	(J)	4,397
Interest expense	(14,747)	(1,498)	(14,130)	(K)	(30,375)
Other income (expense)	—	(2,401)	1,458	(L)	(943)
Income from unconsolidated affiliates	660	—	—		660
Foreign currency exchange gain (loss), net	10,166	(275)	—		9,891

Other income (expense), net	9,829	(4,174)	(22,025)		(16,370)

Income (loss) from continuing operations before income taxes and minority interest	62,127	17,994	(35,551)		44,570
Income tax expense	(14,843)	(2,397)	1,766	(M)	(15,474)
Minority interest	(977)	—	—		(977)

Income (loss) from continuing operations before nonrecurring charges or credits directly attributable to the transaction	$46,307	$15,597	$(33,785)		$28,119

Earnings per share from continuing operations — basic	$1.25	n/m	n/m		$0.68
Basic weighted average shares outstanding	37,037,435	—	4,053,606	(N)	41,091,041

Earnings per share from continuing operations — diluted	$1.17	n/m	n/m		$0.66
Diluted weighted average shares outstanding	42,456,137	—	4,680,762	(O)	47,136,899
See accompanying notes to the pro forma unaudited condensed consolidated financial statements.

EURONET WORLDWIDE, INC. AND SUBSIDIARIES
Notes to the Pro Forma Condensed Consolidated Financial Statements (unaudited)
A.	Reflects the historical financial position and results of operations of Euronet Worldwide, Inc. (“Euronet”). Certain immaterial revenue amounts have been reclassified to conform to the current presentation.
B.	Reflects the historical financial position and results of operations of Ria Envia, Inc. (“RIA”). Certain immaterial revenue amounts have been reclassified to conform to the current presentation.
C.	To record the effects of the acquisition of RIA as if the transaction had occurred on December 31, 2006.
D.	The following table summarizes the consideration paid for RIA (in thousands of U.S. dollars):

Cash paid at closing	$358,309
Euronet common stock: 4,053,606 shares	108,920
Estimated value of contingent value rights and share appreciation rights	32,056

Total paid to shareholders	499,285
Transaction costs and share registration fees	4,696

Total cost of acquisition	$503,981

Under the purchase method of accounting, the total purchase price is allocated to acquired tangible and intangible assets based on a preliminary estimate of their fair values as determined by management and a third-party appraisal at the completion of the acquisition. The preliminary allocation of the purchase price is follows (in thousands of U.S. dollars):

Agent and correspondent relationships	$73,210
Trademarks and trade names	36,760
Developed software technology	1,610
Non-compete agreements	270
Goodwill	383,241

Total intangible assets	495,091
Current assets	82,912
Non-current assets	1,473
Fixed assets	10,372
Current liabilities	(64,587)
Non-current liabilities	(5,838)
Deferred income tax	(15,442)

Total cost of acquisition	$503,981

Of the total purchase price, $24.3 million has been allocated to net tangible assets and working capital acquired, which represents the amounts recorded as of December 31, 2006, and approximately $111.9 million has been allocated to amortizable intangible assets acquired. The amortization related to the amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined consolidated statements of income – see Note I below.

Of the total estimated purchase price, approximately $383.2 million has been allocated to goodwill. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets.

In accordance with Statement of Financial Accounting Standards No. 142 – Goodwill and Other Intangible Assets, goodwill is not amortized but instead is tested for impairment on an annual basis and whenever events or circumstances dictate. In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

E.	To record the proceeds of a secured syndicated credit facility used in the financing of the acquisition of RIA. The following table summarizes the cash received in connection with this term loan:

Gross amount of term loan	$190,000
Debt issuance costs	(4,293)

Net proceeds from term loan	$185,707

F.	To record the elimination of RIA’s capital for consolidated reporting.

G.	To record the effects of the acquisition of RIA to continuing operations as if the transaction had occurred on January 1, 2006.

H.	To record the acquisition-related expense associated with the use of equity-based incentives included in the compensation of key RIA executives and to record the acquisition-related benefits of lower insurance rates and elimination of RIA corporate overhead allocations.

I.	To record annual amortization on the identifiable intangible assets acquired with the purchase of RIA. Amortization of the identifiable intangible assets is based on the straight-line method over a weighted average life of approximately 8 years. See Note D above.

J.	To remove interest income earned on cash used in the acquisition of RIA.

K.	To record interest expense on the term loan used in the financing of the acquisition of RIA. See Note E above. While the term loan includes an amortization requirement, this pro forma assumes no payments toward debt were made during the period. The term loan bears interest at LIBOR plus 200 basis points or prime plus 100 basis points. As of the acquisition date the LIBOR rate was 5.36%. A 1/8 percentage point change in the applicable interest rate would result in an adjustment to net income of $237,500.

L.	To remove the impact of non-recurring, transaction related expenses included in RIA’s results.

M.	To record tax expense for RIA under a C-corporation tax status in the U.S. as compared to its historical S-corporation status, in which the taxable income was passed through to RIA’s shareholders, and to record the tax benefit of the amortization of the intangible assets acquired.

N.	To record the common stock issued in the acquisition of RIA. See Note D above.

O.	To record the common stock issued in the acquisition of RIA plus the contingently issuable shares related to the Contingent Value Rights and the Stock Appreciation Rights. See Note D above.

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